UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

June 20, 2020

Date of Report (Date of earliest event reported)

333-188401

Commission File Number

RENAVOTIO, INC.
(Exact name of registrant as specified in its charter)

Nevada	99-0385424
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

601 South Boulder Ave., Suite 600, Tulsa, OK	74119
(Address of principal executive offices)	(Zip Code)

(888) 928-1312

 (Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Renavotio, Inc. is referred to herein as “Renavotio”, “we”, “our”, or “us”.

Item 3.03 Material Modification to Rights of Security Holders.

Pursuant to a June 20, 2021 Certificate of Designation of Right and Limitations of Series D Preferred Stock (the “Certificate”), we fixed the rights, preferences, restrictions, among other such rights and preferences  pertaining to our Series D Preferred Stock, as follows:

(1) Designation and Rank.  The designation of such series of the Preferred Stock shall be the 10% Cumulative Convertible Series D Preferred Stock, par value $.00001 per share (the “Series D Preferred Stock”).  The maximum number of shares of Series D Preferred Stock shall be Five Million (5,000,000) shares.  The Series D Preferred Stock shall rank senior to the common stock, par value $.00001 per share (the “Common Stock”), for purposes of liquidation preference, and senior to the Series B Preferred Stock, and the Series C Preferred Stock (hereinafter referred to as “Junior Stock”).

(2) Dividends.   The Series D Preferred herein will carry a non-compounding annual rate of 10% Cumulative Convertible dividend payable annually, upon liquidation, or as and if declared by the Corporation’s Board of Directors (the “Board”) to the holders of the Series D Preferred Stock (the “Holder”). The dividends will be payable in shares of Common Stock at a conversion ratio of $10.00 per share, based on the per share value of the Holders’ investment into the Series D Preferred Stock as recorded on the corporate records of the Corporation (such investment may be part of the consideration underlying the purchase order with Seacrest Sales and Marketing Corporation or similar transactions).  The Holders of Series D Preferred herein also shall be entitled to participate pro rata in any dividends paid on the Common Stock on an as-if-converted basis.

(3) Voting Rights.   Each share of the Preferred Stock shall have voting rights only as required by law.

(4) Liquidation Preference

(a) The Holders of Series D Preferred Stock shall have preference upon liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, over all holders of Common Stock and Junior Stock. Upon the occurrence of a voluntary or involuntary liquidation, dissolution or winding up of the Corporation, each Holder of Series D Preferred Sock shall be entitled to receive the amount such Holder would have received had such Holder’s shares of Series D Preferred Stock, together with accrued and unpaid dividends thereon, been converted into Common Stock immediately prior to such liquidation, dissolution or winding up of the Corporation at a value of $10.00 per share.

(b) For purposes of this Section, the merger or consolidation of the Corporation with any other corporation or other entity in which the Holders of Series D Preferred Stock receive cash, securities or other property for their shares, or the sale, lease or exchange (for cash, securities or other property for equal value) of all or substantially all of the assets of the Corporation, shall not constitute a liquidation, dissolution or winding up of the Corporation, provided, however, in the event of the sale of all or substantially all the assets of the Corporation in which equal value is not received, liquidation, dissolution or winding up of the affairs of the Corporation, whether voluntary or involuntary, or a default on any financial obligation of the Corporation in excess of $1,000,000 in the aggregate shall constitute a liquidation.

(5) Conversion.

(a) Optional Conversion: The Holder of Series D Preferred Stock shall be convertible into shares of Common Stock at any time at the election of each Holder.  The initial conversion rate shall be at a conversion ratio of the average closing stock price of the Common stock on the last ten (10) Trading Days, based on the per share value of the Holders’ investment into the Series D Preferred Stock as recorded on the corporate records of the Corporation (such investment may be part of the consideration underlying the purchase order with Seacrest Sales and Marketing Corporation or similar transactions) (the “Conversion Rate”). For clarification and the purpose of the federal securities laws, this conversion rate is considered a variable conversion rate. Trading Day” means a day on which the principal Trading Market is open for trading.  “Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the New York Stock Exchange, the OTC Pink Marketplace, the OTC Bulletin Board, the OTCQB, or the OTCQX (or any successors to any of the foregoing).

(b) Mandatory Conversion. At any time on or after the second anniversary of the issuance of this Series D Preferred Stock to the Holder, the Corporation shall have the right, at its sole option, to cause the Series D Preferred Stock, in whole or, at its discretion, in part, to be automatically converted into Common Stock at the then applicable Conversion Rate. The Corporation will provide notice to all Holders of Series D Preferred Stock of the triggered automatic conversion.

The foregoing is a summary only and does not purport to be a complete description of all of the rights, preferences, and restrictions contained in the Certificates, and is subject to and qualified in its entirety by reference to the full text of the Certificates, which are filed herewith as Exhibits 4(i) and 4(ii)  to this Current Report on Form 8-K and is incorporated into this Item 3.03 by reference.

The Certificate was filed with the State of Nevada effective as of June 21, 2021.

Item 9.01  Exhibits

(a) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
4(i)	Certificate of Designation of Right and Limitations of Series D Preferred Stock

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: June 21, 2021	By:	/s/ William Robinson
William Robinson
Chief Executive Officer

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